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                                                                    Exhibit 4(l)

                                                                  EXECUTION COPY

                            CASH COLLATERAL AGREEMENT

     THIS CASH COLLATERAL AGREEMENT, dated as of August 3, 2004 (this "AGREEMENT"), made by CMS ENERGY CORPORATION, a Michigan corporation (the "PLEDGOR"), to CITICORP USA, INC. ("CUSA"), as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the lenders (the "LENDERS") parties to the Credit Agreement (as hereinafter defined) and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders.

                             PRELIMINARY STATEMENTS

          (1) The Administrative Agent, the Collateral Agent and the Lenders have entered into that certain Fifth Amended and Restated Credit Agreement, dated as of August 3, 2004 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), with the Pledgor and CMS Enterprises Company, a Michigan corporation ("ENTERPRISES" and, collectively with the Pledgor, the "BORROWERS").

          (2) Pursuant to Section 5.03(b) of the Credit Agreement, any prepayments by the Borrowers required by such subsection are to be applied, first, to outstanding ABR Loans, second, to outstanding Eurodollar Rate Loans, and, third, as cash collateral, pursuant to this Agreement, to secure LC Outstandings.

          (3) The cash collateral referenced in preliminary statement (2), above, shall be deposited by the Administrative Agent in a special non-interest-bearing cash collateral account (the "ACCOUNT") with the Collateral Agent at its office at 388 Greenwich Street, New York, New York 10013, Account No. 30579578 (or at such other office of the Collateral Agent as the Collateral Agent may, from time to time, notify the Pledgor and the Administrative Agent), in the name of the Pledgor but under the sole control and dominion of the Collateral Agent and subject to the terms of this Agreement and the Credit Agreement.

          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Collateral Agent and the Administrative Agent, for their benefit and the ratable benefit of the Lenders and the LC Issuer, as follows:

          SECTION 1. PLEDGE AND ASSIGNMENT. The Pledgor hereby pledges and assigns to the Collateral Agent, for its benefit and the ratable benefit of the Administrative Agent, the Lenders and the LC Issuer, and grants to the Collateral Agent, for its benefit and the ratable benefit of the Administrative Agent, the Lenders and the LC Issuer, a security interest in, the following collateral (collectively, the "COLLATERAL"):

          (i) the Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Account;


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          (ii) all Investments (as hereinafter defined) from time to time, and all certificates and instruments, if any, from time to time representing or evidencing the Investments;

          (iii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of the Pledgor in substitution for or in addition to any or all of the then existing Collateral;

          (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

          (v) all proceeds of any and all of the foregoing Collateral.

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all reimbursement obligations of the Borrowers now or hereafter existing with respect to LC Outstandings and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Borrowers being the "SECURED OBLIGATIONS"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and which remain outstanding after the Commitment Termination Date or otherwise would be owed by the Borrowers to the Administrative Agent, the Collateral Agent or the Lenders under the Credit Agreement and the Promissory Notes (if any) but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Borrower.

          SECTION 3. DELIVERY OF COLLATERAL. All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of an Event of Default, in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 4. MAINTAINING THE ACCOUNT. So long as any LC Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment:

          (a) The Pledgor will maintain the Account with the Collateral Agent.

          (b) It shall be a term and condition of the Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Account and except as otherwise provided by the provisions of Sections 6, 13 and 17, that no amount (including interest on the Account, if any) shall be paid or released to or for the account of, or


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     withdrawn by or for the account of, the Pledgor or any other Person (other than the Administrative Agent or the Collateral Agent) from the Account.

          The Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

          SECTION 5. INVESTING OF AMOUNTS IN THE ACCOUNT. If requested by the Pledgor, the Collateral Agent will, subject to the provisions of Section 6 and
Section 13, from time to time (a) invest amounts on deposit in the Account in such Permitted Investments as the Pledgor may select and the Administrative Agent may approve and (b) invest interest paid on the Permitted Investments referred to in clause (a) above, and reinvest other proceeds of any such Permitted Investments which may mature or be sold, in each case in such Permitted Investments as the Pledgor may select and the Administrative Agent may approve (the Permitted Investments referred to in clauses (a) and (b) above, being collectively "INVESTMENTS"). Interest and proceeds that are not invested or reinvested in Investments as provided above shall be deposited and held in the Account.

          SECTION 6. RELEASE OF AMOUNTS. So long as no Event of Default or Default shall have occurred and be continuing, the Collateral Agent will pay and release to the Pledgor or at its order, upon the request of the Pledgor, (a) amounts of credit balance of the Account and of principal of any other Collateral when matured or sold to the extent that (i) the sum of the credit balance of the Account plus the aggregate outstanding principal amount of all other Collateral exceeds (ii) the aggregate Dollar Equivalent of the LC Outstandings in respect of all Letters of Credit and all other amounts owing by the Pledgor hereunder, (b) all amounts in the Account if (i) the aggregate of all of the Commitments shall exceed the Total Outstandings, (ii) the aggregate Dollar Equivalent of the LC Outstandings in respect of all Letters of Credit denominated in euro and all other amounts owing by the Pledgor hereunder are less than $40,000,000 and (iii) the aggregate Dollar Equivalent of the LC Outstandings in respect of all Letters of Credit denominated in Indian Rupees and all other amounts owing by the Pledgor hereunder are less than $3,000,000 and (c) all interest and earnings on the Investments deposited and held in the Account.

          SECTION 7. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

          (a) The Pledgor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

          (b) The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

          (c) No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge and assignment by the Pledgor of the Collateral pursuant to


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     this Agreement or for the execution, delivery or performance of this
     Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Collateral Agent of its rights and remedies hereunder.

          (d) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

          (e) The Pledgor has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

          SECTION 8. FURTHER ASSURANCES. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

          SECTION 9. TRANSFERS AND OTHER LIENS. The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

          SECTION 10. COLLATERAL AGENT APPOINTED ATTORNEY-IN -FACT. The Pledgor hereby appoints the Collateral Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default or Default or otherwise to the extent that the Collateral Agent shall reasonably deem any action to be necessary in order to maintain its security interest in the Collateral, in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          SECTION 11. COLLATERAL AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under
Section 14.

          SECTION 12. THE COLLATERAL AGENT'S DUTIES. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent


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shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Administrative Agent, the Collateral Agent or any Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

          SECTION 13. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing:

          (a) The Collateral Agent may, and shall at the direction of the Administrative Agent, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account against the Secured Obligations or any part thereof.

          (b) The Collateral Agent may also exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "CODE") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (c) Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 14) in whole or in part by the Administrative Agent for its benefit and the ratable benefit of the Collateral Agent, the Lenders and the LC Issuer against, all or any part of the Secured Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.


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          SECTION 14. EXPENSES. The Pledgor will upon demand pay to the
Collateral Agent and the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent or the Administrative Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent, the Collateral Agent or the Lenders hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

          SECTION 15. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Collateral Agent and, in the case of any amendment hereof, the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 16. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be made and delivered in accordance with Section 11.02 of the Credit Agreement.

          SECTION 17. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER CREDIT AGREEMENT. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of the Secured Obligations and the expiration or termination of each Letter of Credit and (y) the expiration or termination of the Commitments under the Credit Agreement, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Collateral Agent, the Lenders, the LC Issuer and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and any Promissory Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of Article X (concerning the Agents) and Section 11.07 of the Credit Agreement. Upon the later to occur of (x) the payment in full of the Secured Obligations and the expiration or termination of each Letter of Credit and (y) the expiration or termination of the Commitments under the Credit Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will, at the Pledgor's expense, return to the Pledgor such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

          SECTION 18. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A


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JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Code are used herein as therein defined.

                  [Remainder of page intentionally left blank.]


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          IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        CMS ENERGY CORPORATION


                                        By: /s/ Laura L. Mountcastle
                                            ------------------------------------
                                        Name: Laura L. Mountcastle
                                        Title: Vice President and Treasurer

ACCEPTED AND AGREED:

CITICORP USA, INC., as Administrative
   Agent and as Collateral Agent


By: /s/ Dale R. Goncher
    ---------------------------------
Name: Dale R. Goncher
Title: Director

                                Signature Page to
                           Cash Collateral Agreement